EXHIBIT

                        THIRD AMENDMENT TO THE
                  AMGEN RETIREMENT AND SAVINGS PLAN

             (Amended and Restated as of January 1, 1993)


     The Amgen Retirement and Savings Plan (Amended and Restated as of January 1, 1993) (the "Plan") is hereby amended in the following respects:

1. Section 2.9 of the Plan is hereby amended to read in its entirety as follows:

          "2. 'Break in Service' means any Plan Year during which the Participant completes less than 501 Hours of Service. In addition to Hours of Service as credited under Section 2.38, but solely for the purpose of determining whether a Break in Service has occurred, an Employee who is absent from work by virtue of
     (a) the Employee's pregnancy, (b) the birth of the Employee's child, (c) the placement of a child with the employee by adoption, (d) the caring for any such child for a period of up to one year immediately following such birth or placement, (e) Disability or (f) service in the armed forces of the United States during a period (including a post-discharge period) that entitles the Employee to reemployment rights guaranteed by law, shall be credited with up to 501 additional Hours of Service. Such additional Hours of Service in such period of absence shall be based on his or her regular work schedule immediately prior to such period; provided, however, that such additional Hours of Service shall be credited during the Plan Year in which the absence from work begins only if they would prevent a Break in Service from occurring for that year. In all other cases, the additional Hours of Service shall be credited during the immediately following Plan Year."

2. Effective with respect to Plan Years after December 31, 1993, Section 2.13(d) of the Plan is hereby amended to read in its entirety as follows:

          "(d) Effective January 1, 1994, with respect to any Plan Year, and for any purpose under the Plan other than determining Highly Compensated Employees and determinations under section 16.2(d), only $150,000 (as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with section 401(a)(17)(B) of the Code) shall be treated as compensation for the Plan Year. This limit shall be reduced for a short Plan Year to the product of the actual dollar amount of the annual limit times the number of months in the short Plan Year, divided by 12. In determining Compensation for purposes of this limitation, the rules of section 414(q)(6) of the Code shall apply, except that "family members" shall include only the spouse of the Employee and any lineal descendants who have not attained age 19 before the close of the Plan Year."

3. Section 2.38 of the Plan is hereby amended to read in its entirety as follows:

     "2.38  'Hour of Service' means:

          (a) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by an Employer or Affiliate for the performance of services,

          (b) Each hour for which an Employee is directly of indirectly paid, or entitled to payment, by an Employer or Affiliate on account of a period of time during which no services are performed (without regard to whether the employment relationship between the Employee and the Employer or Affiliate has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence with pay, and

          (c) Each hour for which an Employee is directly or indirectly paid, or entitled to payment of an amount as back pay (without regard to mitigation of damages) either awarded or agreed to by an Employer or Affiliate.

               The foregoing notwithstanding:

                    (1) No more than 501 Hours of Service shall be credited to an Employee under Subsection (b) or (c) above on account of any single continuous period of time during which no services are performed.

                    (2) An hour for which an Employee is directly or indirectly paid or entitled to payment by an Employer or an Affiliate on account of a period during which no services are performed shall not constitute an Hour of Service hereunder if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws.

                    (3) Hours of Service shall not be credited for payments that solely reimburse an Employee for medical or medically related expenses.

                    (4)  The same Hour of Service shall not be
          credited to an Employee both under Subsection (a) or (b) and under Subsection (c).

                    (5) The computation period to which Hours of Service determined under Subsection (b) or (c) are to be credited shall be determined under applicable federal law and regulations, including, without limitation, Department of Labor Regulations section 2530.200b-2(b),(c) and (d).

For the purposes of applying the foregoing rules, salaried Employees are paid or entitled to payment for eight-hour workdays. The Company shall determine the number of Hours of Service, if any, to be credited to an Employee under the foregoing rules in a uniform and nondiscriminatory manner and in accordance with applicable federal laws and regulations, including, without limitation, Department of Labor Regulations section 2530.200-2(b), (c) and (d)."

     4. Section 2.61 of the Plan is hereby amended to read in its entirety as follows:

          "2.61     'Year of Service' means:

          (a) For purposes of vesting, (1) prior to the Effective Date, each calendar year during which an Employee is credited with 1,000 Hours of Service and (2) on and after the Effective Date, each Plan Year or portion thereof during which an Employee is credited with at least 1,000 Hours of Service; provided, however, that an Employee shall be credited with a Year of Service for the Plan Year from April 1, 1988 through December 31, 1988 if he or she is credited with at least 1,000 Hours of Service during the 12-consecutive-month period from

     April 1, 1988 through March 31, 1989 and also shall be credited with a Year of Service for the Plan Year beginning January 1, 1989 if he or she is credited with at least 1,000 Hours of Service during such Plan Year.

          (b) For purposes of determining eligibility, the first 'computation' in which the Employee completes of at least 1,000 Hours of Service. A computation period is the 12-consecutive-month period following the Employee's Employment Commencement Date (or Reemployment Commencement Date) and each 12-consecutive-month period following the anniversary of such Employment Commencement Date (or Reemployment Commencement Date.)"

To record this Third Amendment to the Amgen Retirement and Savings Plan as set forth herein, the Company has caused its authorized officer to execute this document this 13th day of December 1994.


                    AMGEN INC.


                    By:    Thomas E. Workman, Jr.
                           ______________________





                    Title: Vice President, Secretary
                           and General Counsel
                           _________________________